Exhibit 5

February 7, 2025

American Electric Power Company, Inc.

1 Riverside Plaza

Columbus, Ohio 43215

Ladies and Gentlemen:

I am an employee of American Electric Power Service Corporation, an affiliate of American Electric Power Company, Inc. a New York corporation (the “Company”), and have acted as counsel to the Company in connection with the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) Senior Notes; (ii) shares of Common Stock of the Company, par value $6.50 per share (the “Common Stock”); (iii) shares of Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) Junior Subordinated Debentures (“Junior Subordinated Debentures”); (v) Stock Purchase Contracts for purchase and sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”); (vi) Stock Purchase Units of the Company, consisting of (a) a Stock Purchase Contract and (b) a beneficial interest in Senior Notes, Junior Subordinated Debentures or debt obligations of third parties (including U.S. Treasury Securities) (the “Stock Purchase Units”); and (vii) Common Stock which may be issued upon exercise of Stock Purchase Contracts. The Common Stock, the Preferred Stock, the Senior Notes, the Junior Subordinated Debentures, the Stock Purchase Contracts and the Stock Purchase Units are hereinafter referred to collectively as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Act.

The Senior Notes will be issued under an Indenture (“Senior Indenture”) dated as of March 1, 2001 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Senior Trustee”). The Junior Subordinated Debentures will be issued under an Indenture (the “Subordinated Indenture”) dated as of March 1, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures”. The Stock Purchase Contracts will be issued pursuant to a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) between the Company and The Bank of New York, Mellon Trust Company, N.A. as Stock Purchase Contract Agent (the “Stock Purchase Contract Agent”).

I have examined the Registration Statement, a form of the share certificate, the Senior Indenture, the Subordinated Indenture and the form of Stock Purchase Contract Agreement, which have been filed with the Commission as exhibits to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee and (3) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Stock Purchase Contract Agreement will be the valid and legally binding obligation of the Stock Purchase Contract Agent.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

1.  With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Certificate of Incorporation, the New York Business Corporation Law and applicable regulatory requirements, the Common Stock will be validly issued, fully paid and nonassessable.

2.  With respect to the Preferred Stock of any series, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the applicable definitive Certificate of Amendment with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Certificate of Incorporation, the New York Business Corporation Law and applicable regulatory requirements, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.  With respect to the Senior Notes and the Junior Subordinated Debentures, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Senior Notes and the Junior Subordinated Debentures, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Senior Notes and the Junior Subordinated Debentures, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Senior Notes and Junior Subordinated Debentures will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.  With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Stock Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration for such Stock Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Stock Purchase Contract Agreement and such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.  With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts which are a component of the Stock Purchase Units in the form filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Senior Notes or Junior Subordinated Debentures which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, in the case of such Senior Notes and Junior Subordinated Debentures, issuance and delivery of (1) Stock Purchase Units, (2) such Stock Purchase Contracts and (3) such Senior Notes and Junior Subordinated Debentures, in each case upon the payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Stock Purchase Contract Agreement, in the case of such Stock Purchase Contracts, and the applicable Indenture, in the case of such Senior Notes and Junior Subordinated Debentures, such Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in paragraph 3 through 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

I do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of my name under the caption “Legal Opinions” in the Prospectus included in the Registration Statement. In giving this consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours

/s/ David C House
David C. House
Associate General Counsel